Exhibit 99.1

CarGurus Announces Fourth Quarter 2017 and Full Year 2017 Financial Results

Fourth Quarter Highlights:

•	Total revenue of $90.6 million, an increase of 49% year-over-year

•	GAAP operating income of approximately break-even; non-GAAP operating income of $4.8 million

•	GAAP net income of $2.3 million; non-GAAP net income of $5.3 million

•	Adjusted EBITDA of $6.0 million

Full Year 2017 Highlights:

•	Total revenue of $316.9 million, an increase of 60% year-over-year

•	GAAP operating income of $15.3 million; non-GAAP operating income of $20.3 million

•	GAAP net income of $13.2 million; non-GAAP net income of $15.8 million

•	Adjusted EBITDA of $24.1 million

CAMBRIDGE, MA: March 1, 2018 — CarGurus, Inc. (Nasdaq: CARG), a leading global automotive marketplace, today announced financial results for the fourth quarter and full year ended December 31, 2017.

“The fourth quarter marked a strong end to the year,” said Langley Steinert, Founder and Chief Executive Officer of CarGurus. “Our ability to deliver solid results across our key operating metrics was driven by our disruptive value proposition as consumers continue to recognize our platform as one of the world’s most trusted and transparent automotive marketplaces. We remain well positioned to extend our leadership position given our commitment to innovation and greater brand awareness.”

Revenue

Fourth Quarter 2017:

•	Total revenue was $90.6 million, an increase of 49% compared to $60.8 million in the fourth quarter of 2016.

•	Marketplace subscription revenue was $80.8 million, an increase of 52% compared to $53.2 million in the fourth quarter of 2016.

•	Advertising and other revenue was $9.8 million, an increase of 30% compared to $7.6 million in the fourth quarter of 2016.

Full Year 2017:

•	Total revenue was $316.9 million, an increase of 60% compared to $198.1 million in 2016.

•	Marketplace subscription revenue was $282.7 million, an increase of 65% compared to $171.3 million in 2016.

•	Advertising and other revenue was $34.2 million, an increase of 27% compared to $26.8 million in 2016.

Operating Income

Fourth Quarter 2017:

•	GAAP operating income was approximately break-even, or less than 1% of total revenue, compared to $4.6 million or 8% of total revenue in the fourth quarter of 2016.

•	Non-GAAP operating income was $4.8 million, or 5% of total revenue, compared to $4.7 million or 8% of total revenue in the fourth quarter of 2016.

Full Year 2017:

•	GAAP operating income was $15.3 million, or 5% of total revenue, compared to $8.6 million or 4% of total revenue in 2016.

•	Non-GAAP operating income was $20.3 million, or 6% of total revenue, compared to $8.9 million or 4% of total revenue in 2016.

Net Income & Adjusted EBITDA

Fourth Quarter 2017:

•	GAAP net income was $2.3 million as compared to net income of $3.8 million in the fourth quarter of 2016. GAAP net income attributable to common shareholders was $2.1 million, or $0.02 per share based on 103.2 million weighted average diluted shares outstanding, compared to a net loss attributable to common shareholders of $28.2 million or ($0.66)[1] per share based on 42.6 million weighted average diluted shares outstanding in the fourth quarter of 2016.

•	Non-GAAP net income was $5.3 million, or $0.05 per share based on 113.7 million weighted average diluted shares outstanding, compared to $3.9 million or ($0.27)[1] per share based on 103.1 million weighted average diluted shares outstanding in the fourth quarter of 2016.

•	Adjusted EBITDA, a non-GAAP metric, was $6.0 million, compared to $5.4 million in the fourth quarter of 2016.

Full Year 2017:

•	GAAP net income was $13.2 million as compared to net income of $6.5 million in 2016. GAAP net income attributable to common shareholders was $7.4 million, or $0.12 per share based on 60.6 million weighted average diluted shares outstanding, compared to a net loss attributable to common shareholders of $25.6 million or ($0.58)[1] per share based on 44.1 million weighted average diluted shares outstanding in 2016.

•	Non-GAAP net income was $15.8 million, or $0.15 per share based on 108.6 million weighted average diluted shares outstanding, compared to $6.7 million or ($0.25)[1] per share based on 103.3 million weighted average diluted shares outstanding in 2016.

•	Adjusted EBITDA, a non-GAAP metric, was $24.1 million, compared to $11.0 million in 2016.

[1]	During Q4 2016, the Company repurchased certain shares of Preferred Stock. The difference between the amount implicitly paid and the corresponding carrying value of the underlying shares ($32.1 million) was treated as a deemed dividend.

Balance Sheet and Cash Flow

•	As of December 31, 2017, CarGurus had cash, cash equivalents, and short-term investments of $137.7 million and no debt.

•	The Company generated $7.1 million in cash from operations and $5.5 million in free cash flow, which is a non-GAAP metric, during the fourth quarter of 2017 compared to using $0.4 million in cash from operations and an outflow of $2.7 million in free cash flow during the fourth quarter of 2016. For the full year of 2017, the Company generated $25.7 million in cash from operations and $18.3 million in free cash flow compared to $20.0 million in cash from operations and $12.8 million in free cash flow in 2016.

Recent Business Metrics and Highlights

•	U.S. revenue was $87.5 million in the fourth quarter of 2017, an increase of 47% compared to $59.6 million in the fourth quarter of 2016. GAAP operating income in the U.S. was $8.0 million, a decrease of 25% compared to $10.6 million in the fourth quarter of 2016. The decrease in GAAP operating income from the fourth quarter of 2016 to the fourth quarter of 2017 was primarily due to a $4.4 million increase in stock-based compensation expense.

•	International revenue was $3.1 million in the fourth quarter of 2017, an increase of 171% compared to $1.1 million in the fourth quarter of 2016. GAAP operating loss in the International markets was ($7.9) million, an increase of 31% compared to a loss of ($6.0) million in the fourth quarter of 2016.

•	Total paying dealers were 27,670 at December 31, 2017, an increase of 30% compared to 21,301 at December 31, 2016. Of the total paying dealers at December 31, 2017, U.S. and International accounted for 25,122 and 2,548, respectively, compared to 20,349 and 952, respectively, at December 31, 2016.

•	Average annual revenue per subscribing dealer (AARSD) in the U.S. was $12,055 as of December 31, 2017, an increase of 16% compared to $10,383 as of December 31, 2016.

•	Average annual revenue per subscribing dealer (AARSD) in the International markets was $4,904 as of December 31, 2017, an increase of 28% compared to $3,830 as of December 31, 2016.

•	Website traffic and consumer engagement metrics for the fourth quarter of 2017 grew as follows:

•	U.S. average monthly unique users were 25.7 million, an increase of 25% compared to 20.6 million in the fourth quarter of 2016. U.S. average monthly sessions were 68.5 million, an increase of 43% compared to 48.0 million in the fourth quarter of 2016.

•	International average monthly unique users were 2.8 million, an increase of 53% compared to 1.8 million in the fourth quarter of 2016. International average monthly sessions were 6.1 million, an increase of 69% compared to 3.6 million in the fourth quarter of 2016.

First Quarter and Full-Year 2018 Guidance

CarGurus anticipates total revenue, non-GAAP operating income, and non-GAAP earnings per share to be in the following ranges:

First Quarter 2018:

• Total revenue	$93.5 to $94.5 million

• Non-GAAP operating income	$2.5 to $3.5 million

• Non-GAAP EPS	$0.01 to $0.02

The first quarter 2018 non-GAAP earnings per share calculation assumes 114.7 million diluted weighted average common shares outstanding.

Full-Year 2018:

• Total revenue	$396 to $400 million

• Non-GAAP operating income	$21 to $25 million

• Non-GAAP EPS	$0.14 to $0.16

The full-year non-GAAP earnings per share calculation assumes 115.8 million diluted weighted average common shares outstanding. Guidance for the first quarter and full-year 2018 does not include any potential impact of foreign exchange gains or losses.

CarGurus has not reconciled its non-GAAP operating income guidance to GAAP operating income, or its non-GAAP EPS guidance to GAAP EPS, because stock-based compensation, the reconciling item between such GAAP and non-GAAP financial measures, cannot be reasonably predicted due to timing, valuation and number of future employee awards and therefore is not available without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this release, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its fourth quarter and full year 2017 financial results and first quarter and full fiscal year 2018 financial guidance at 5:00 p.m. Eastern Time today, March 1, 2018. To access the conference call, dial (877) 451-6152 for the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of the Company’s website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on March 1, 2018, until 11:59 p.m. Eastern Time on March 15, 2018, by dialing (844) 512-2921 for the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13675936. In addition, an archived webcast will be available on the Investors section of the Company’s website at https://investors.cargurus.com.

About CarGurus

Founded in 2006, CarGurus (Nasdaq: CARG) is a global, online automotive marketplace connecting buyers and sellers of new and used cars. The Company uses proprietary technology, search algorithms and data analytics to bring trust and transparency to the automotive search experience and help users find great deals from top rated dealers. In addition to the United States, CarGurus operates online marketplaces in Canada, the United Kingdom and Germany. To learn more about CarGurus, visit www.cargurus.com.

CarGurus® is a registered trademark of CarGurus, Inc.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the first quarter 2018 and full-year 2018, attractiveness of our product offerings and platform and the value proposition of our products, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, our relationships with dealers, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our form 10-K filing on March 1, 2018 and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	At December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$87,709	$29,476
Investments	50,000	44,774
Accounts receivable, net of allowance for doubtful accounts of $494 and $164, respectively	12,577	6,653
Prepaid income taxes	1,533	1,815
Prepaid expenses and other current assets	5,385	2,789

Total current assets	157,204	85,507
Property and equipment, net	16,563	12,780
Restricted cash	1,843	2,044
Deferred tax assets	825	—
Other long–term assets	159	—

Total assets	$176,594	$100,331

Liabilities, convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$23,908	$16,426
Accrued expenses	13,588	8,384
Deferred revenue	4,305	3,330
Deferred rent	1,165	910

Total current liabilities	42,966	29,050
Deferred rent, net of current portion	5,648	5,673
Deferred tax liabilities	—	292
Other non–current liabilities	955	590

Total liabilities	49,569	35,605
Commitments and contingencies
Convertible preferred stock	—	132,698
Stockholders’ equity:
Class A common stock, $0.001 par value; 500,000,000 shares authorized; 77,884,754 and 14,022,132 shares issued and outstanding at December 31, 2017 and 2016, respectively	78	14
Class B common stock, $0.001 par value; 100,000,000 shares authorized; 28,226,104 and 28,044,264 shares issued and outstanding at December 31, 2017 and 2016, respectively	28	28
Additional paid–in capital	185,190	3,714
Accumulated deficit	(58,499)	(71,698)
Accumulated other comprehensive income (loss)	228	(30)

Total stockholders’ equity (deficit)	127,025	(67,972)

Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$176,594	$100,331

Unaudited Condensed Consolidated Income Statements

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Revenue	$90,597	$60,764	$316,861	$198,141
Cost of revenue(1)	5,242	2,904	17,609	9,575

Gross profit	85,355	57,860	299,252	188,566
Operating expenses:
Sales and marketing	67,670	45,302	236,165	154,125
Product, technology, and development	8,317	3,319	22,470	11,453
General and administrative	8,590	4,064	22,688	12,783
Depreciation and amortization	746	569	2,655	1,634

Total operating expenses	85,323	53,254	283,978	179,995

Income from operations	32	4,606	15,274	8,571
Other income, net	240	114	563	374

Income before income taxes	272	4,720	15,837	8,945
(Benefit from) provision for income taxes	(1,995)	882	2,638	2,448

Net income	$2,267	$3,838	$13,199	$6,497

Reconciliation of net income to net income (loss) attributable to common stockholders:
Net income	$2,267	$3,838	$13,199	$6,497
Deemed dividend to preferred stockholders	—	(32,087)	—	(32,087)
Net income attributable to participating securities	(223)	—	(6,098)	—

Net income (loss) attributable to common stockholders — basic	$2,044	$(28,249)	$7,101	$(25,590)

Net income	$2,267	$3,838	$13,199	$6,497
Deemed dividend to preferred stockholders	—	(32,087)	—	(32,087)
Net income attributable to participating securities	(210)	—	(5,829)	—

Net income (loss) attributable to common stockholders — diluted	$2,057	$(28,249)	$7,370	$(25,590)

Net income (loss) per share attributable to common stockholders:
Basic	$0.02	$(0.66)	$0.13	$(0.58)

Diluted	$0.02	$(0.66)	$0.12	$(0.58)

Weighted–average number of shares of common stock used in computing net income (loss) per share attributable to common stockholders:
Basic	96,386	42,579	55,835	44,139
Diluted	103,170	42,579	60,638	44,139

(1)	Includes depreciation and amortization expense for the three months ended December 31, 2017 and 2016 and for the year ended December 31, 2017 and 2016 of $379, $122, $1,140, and $438, respectively.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Operating Activities
Net income	$2,267	$3,838	$13,199	$6,497
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,125	691	3,795	2,072
Unrealized currency loss on foreign denominated transactions	32	—	128	—
Deferred taxes	(454)	578	(1,117)	782
Provision for doubtful accounts	573	174	1,117	508
Stock–based compensation expense	4,804	86	5,028	322
Excess tax benefit related to exercise of stock options	—	(821)	—	(821)
Changes in operating assets and liabilities:
Accounts receivable, net	(3,026)	(864)	(7,039)	(1,432)
Prepaid expenses, prepaid income taxes, and other assets	(3,430)	612	(2,287)	(2,226)
Accounts payable	(165)	(5,674)	6,244	5,811
Accrued expenses	5,776	775	5,191	4,118
Deferred revenue	(303)	151	962	1,856
Deferred rent	(35)	(122)	227	1,927
Other non–current liabilities	(15)	129	243	590

Net cash provided by (used in) operating activities	7,149	(447)	25,691	20,004

Investing Activities
Purchases of property and equipment	(910)	(1,837)	(5,157)	(5,846)
Capitalization of website development costs	(728)	(459)	(2,215)	(1,372)
Investments in certificates of deposit	—	(18,000)	(50,000)	(59,774)
Maturities of certificates of deposit	10,000	10,000	44,774	15,000

Net cash (used in) investing activities	8,362	(10,296)	(12,598)	(51,992)

Financing Activities
Initial public offering proceeds, net of offering costs	46,510	—	44,382	—
Proceeds from issuance of preferred stock, net of issuance costs	—	(268)	—	59,732
Proceeds from exercise of unit options and stock options	110	45	398	137
Excess tax benefit related to exercise of stock options	—	821	—	821
Cash paid for repurchase of preferred stock, common stock, and vested options	—	(58,738)	—	(60,000)

Net cash provided by (used in) financing activities	46,620	(58,140)	44,780	690

Impact of foreign currency on cash, cash equivalents, and restricted cash	2	(19)	159	(45)
Net increase (decrease) in cash, cash equivalents, and restricted cash	62,133	(68,902)	58,032	(31,343)
Cash, cash equivalents, and restricted cash at beginning of period	27,419	100,422	31,520	62,863

Cash, cash equivalents, and restricted cash at end of period	$89,552	$31,520	$89,552	$31,520

Unaudited Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

(in thousands, except percentages)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP operating income	$32	$4,606	$15,274	$8,571
Stock-based compensation expense	4,804	86	5,028	322

Non-GAAP operating income	$4,836	$4,692	$20,302	$8,893

GAAP operating margin	0%	8%	5%	4%
Non-GAAP operating margin	5%	8%	6%	4%

Unaudited Reconciliation of GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP net income	$2,267	$3,838	$13,199	$6,497
Stock-based compensation expense, net of tax (1)	3,123	56	3,268	209
Change in tax provision from stock-based compensation expense (2)	(41)	—	(681)	—

Non-GAAP net income	$5,349	$3,894	$15,786	$6,706

Deemed dividend to preferred stockholders	—	(32,087)	—	(32,087)
Non-GAAP net income (loss) attributable to common stockholders	$5,349	$(28,193)	$15,786	$(25,381)

Non-GAAP net income (loss) attributable to common stockholders per share:
Basic	$0.05	$(0.27)	$0.15	$(0.25)

Diluted	$0.05	$(0.27)	$0.15	$(0.25)

Weighted-average number of shares of common stock used in computing non-GAAP net income per share to common stockholders:
GAAP Basic Shares	96,386	42,579	55,835	44,139
Preferred Shares assuming conversion	10,533	60,565	47,954	59,125

Total Non-GAAP Basic Shares	106,919	103,144	103,789	103,264

GAAP Diluted Shares	103,170	42,579	60,638	44,139
Preferred Shares assuming conversion	10,533	60,565	47,954	59,125

Total Non-GAAP Diluted Shares	113,703	103,144	108,592	103,264

(1)	The stock-based compensation amounts reflected in the table above are tax effected at the U.S. federal statutory tax rate of 35%.
(2)	This adjustment reflects the tax effect of differences between tax deductions related to stock compensation and the corresponding financial statement expense. CarGurus adopted ASU 2016-09 on January 1, 2017 which requires these differences to be recorded through the income tax provision. Prior to January 1, 2017, these differences were recorded to additional paid-in-capital. As a result, there is no adjustment for the three months or year ended December 31, 2016.

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense and GAAP Expense as a Percentage of Revenue to Non-GAAP Expense as a Percentage of Revenue

(in thousands, except percentages)

	Three Months Ended December 31,
	2017				2016
	Cost of Revenue	S&M	P,T&D(1)	G&A	Cost of Revenue	S&M	P,T&D(1)	G&A
GAAP expense	$5,242	$67,670	$8,317	$8,590	$2,904	$45,302	$3,319	$4,064
Stock-based compensation expense	(135)	(1,803)	(1,565)	(1,301)	(4)	(44)	(28)	(10)

Non-GAAP expense	$5,107	$65,867	$6,752	$7,289	$2,900	$45,258	$3,291	$4,054

GAAP expense as a percentage of revenue	6%	75%	9%	9%	5%	75%	5%	7%
Non-GAAP expense as a percentage of revenue	6%	73%	7%	8%	5%	74%	5%	7%

(1) Product, Technology, & Development

	Year Ended December 31,
	2017				2016
	Cost of Revenue	S&M	P,T&D(1)	G&A	Cost of Revenue	S&M	P,T&D(1)	G&A
GAAP expense	$17,609	$236,165	$22,470	$22,688	$9,575	$154,125	$11,453	$12,783
Stock-based compensation expense	(151)	(1,911)	(1,637)	(1,329)	(18)	(163)	(104)	(37)

Non-GAAP expense	$17,458	$234,254	$20,833	$21,359	$9,557	$153,962	$11,349	$12,746

GAAP expense as a percentage of revenue	6%	75%	7%	7%	5%	78%	6%	6%
Non-GAAP expense as a percentage of revenue	6%	74%	7%	7%	5%	78%	6%	6%

(1)	Product, Technology, & Development

Unaudited Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP net income	$2,267	$3,838	$13,199	$6,497
Depreciation and amortization	1,125	691	3,795	2,072
Stock-based compensation expense	4,804	86	5,028	322
Other (income) expense, net	(240)	(114)	(563)	(374)
Provision for (benefit from) income taxes	(1,995)	882	2,638	2,448

Adjusted EBITDA	$5,961	$5,383	$24,097	$10,965

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
GAAP net cash and cash equivalents provided by (used in) operating activities	$7,149	$(447)	$25,691	$20,004
Purchases of property and equipment	(910)	(1,837)	(5,157)	(5,846)
Capitalization of website development costs	(728)	(459)	(2,215)	(1,372)

Non-GAAP free cash flow	$5,511	$(2,743)	$18,319	$12,786

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

We define Adjusted EBITDA as net income (loss), adjusted to exclude: depreciation and amortization, stock-based compensation expense, other (income) expense, net, the provision for (benefit from) income taxes, and other one-time, non-recurring items, when applicable. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.

We define Free Cash Flow as cash flow from operations, adjusted to include purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of the Company’s financial performance that represents the cash that the Company is able to generate after expenditures required to maintain or expand our asset base.

We also monitor operating measures of non-GAAP operating income and non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share. These non-GAAP financial measures exclude the effect of stock-based compensation expense. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We define a paying dealer as a dealer, based on a distinct associated inventory feed, that subscribes to our Enhanced or Featured Listing product at the end of a defined period.

We define average annual revenue per subscribing dealer (AARSD), as measured at the end of a defined period, as the total marketplace subscription revenue during the trailing 12 months divided by the average number of paying dealers during the same trailing 12-month period.

We define a monthly unique user as an individual who has visited our website within a calendar month, based on data as measured by Google Analytics. We calculate average monthly unique users as the sum of the monthly unique users in a given period, divided by the number of months in that period. We count a unique user the first time a computer or mobile device with a unique device identifier accesses our website during a calendar month. If an individual accesses our website using a different device within a given month, the first access by each such device is counted as a separate unique user.

We define monthly sessions as the number of distinct visits to our website that take place each month within a given time frame, as measured and defined by Google Analytics. We calculate average monthly sessions as the sum of the monthly sessions in a given period, divided by the number of months in that period. A session is defined as beginning with the first page view from a device and ending at the earliest of when a user closes their browser window, after 30 minutes of inactivity, or at midnight Eastern Time each night. A session can be made up of multiple page views and visitor actions, such as performing a search, visiting vehicle detail pages, and connecting with a dealer.

We anticipate holding our annual meeting of stockholders on or about Thursday, May 24, 2018 (the “2018 Annual Meeting”) and will file with the SEC a proxy statement for the 2018 Annual Meeting. The deadline for receipt of a stockholder proposal to be submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), for inclusion in our proxy materials for the 2018 Annual Meeting is the close of business on March 27, 2018. In accordance with our Amended and Restated By-Laws, the deadline for receipt of a stockholder proposal submitted outside of Rule 14a-8, or a director nomination, is the close of business on March 10, 2018.

Investor Contact:

Seth Potter

ICR, Inc., for CarGurus, Inc.

888-508-1190

investors@cargurus.com